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                                                                     Exhibit 4.6


                               GUARANTEE AGREEMENT
                             COMMERCE BANCORP, INC.
                           DATED AS OF MARCH 11, 2002


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
                                TABLE OF CONTENTS

Article I     DEFINITIONS AND INTERPRETATION                                                 1
Section 1.1     Definitions and Interpretation                                               1

Article II    TRUST INDENTURE ACT                                                            4
Section 2.1     Trust Indenture Act; Application                                             4
Section 2.2     Lists of Holders of Securities                                               5
Section 2.3     Reports by the Trust Securities Guarantee Trustee                            5
Section 2.4     Periodic Reports to Trust Securities Guarantee Trustee                       5
Section 2.5     Evidence of Compliance with Conditions Precedent                             5
Section 2.6     Events of Default; Waiver                                                    6
Section 2.7     Event of Default; Notice                                                     6
Section 2.8     Conflicting Interests                                                        6

Article III   POWERS, DUTIES AND RIGHTS OF TRUST SECURITIES GUARANTEE
              TRUSTEE                                                                        6
Section 3.1     Powers and Duties of the Trust Securities Guarantee Trustee                  6
Section 3.2     Certain Rights of Trust Securities Guarantee Trustee                         8
Section 3.3     Not Responsible for Recitals or Issuance of Trust Securities Guarantee      10

Article IV    TRUST  SECURITIES GUARANTEE TRUSTEE                                           10
Section 4.1     Trust Securities Guarantee Trustee; Eligibility                             10
Section 4.2     Appointment, Removal and Resignation of Trust Securities Guarantee Trustee  11
Section 4.3     Compensation and Reimbursement                                              12

Article V     GUARANTEE                                                                     12
Section 5.1     Guarantee                                                                   12
Section 5.2     Waiver of Notice and Demand                                                 12
Section 5.3     Obligations Not Affected                                                    13
Section 5.4     Rights of Holders                                                           14
Section 5.5     Guarantee of Payment                                                        14
Section 5.6     Subrogation                                                                 14
Section 5.7     Independent Obligations                                                     14

Article VI    LIMITATION OF TRANSACTIONS; SUBORDINATION                                     15
Section 6.1     Limitation of Transactions                                                  15
Section 6.2     Ranking                                                                     15

Article VII   TERMINATION                                                                   16
Section 7.1     Termination                                                                 16

Article VIII  INDEMNIFICATION                                                               16
Section 8.1     Exculpation                                                                 16
Section 8.2     Indemnification                                                             16

Article IX    MISCELLANEOUS                                                                 17
Section 9.1     Successors and Assigns                                                      17
Section 9.2     Amendments                                                                  17
Section 9.3     Notices                                                                     17
Section 9.4     Benefit                                                                     18
Section 9.5     Governing Law                                                               18

                               GUARANTEE AGREEMENT

                  This GUARANTEE AGREEMENT (the "Trust Securities Guarantee"), dated as of March 11, 2002, is executed and delivered by Commerce Bancorp, Inc., a New Jersey business corporation (the "Guarantor"), and The Bank of New York, a New York banking corporation, as trustee (the "Trust Securities Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Trust Preferred Securities and Trust Common Securities (each as defined herein) of Commerce Capital Trust II, a Delaware statutory business trust (the "Issuer").

                  WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of March 11, 2002, among the trustees of the Issuer, the Guarantor, as Sponsor, and the Holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof (i) 4,0000,000 Convertible Trust Preferred Securities, having an aggregate liquidation amount of $200,000,000, such convertible trust preferred securities being designated the 5.95% Convertible Trust Preferred Securities (the "Trust Preferred Securities"), and (ii) 123,712 Trust Common Securities having an aggregate liquidation amount of $6,185,600, such trust common securities being designated 5.95% Trust Common Securities (the "Trust Common Securities") (the "Trust Preferred Securities" and the "Trust Common Securities" are collectively referred to as the "Trust Securities"); and

                  WHEREAS, as incentive for the Holders to purchase the Trust Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Trust Securities Guarantee, to pay to the Holders the Guarantee Payments (as defined below) and to make certain other payments on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the purchase by each Holder of Trust Securities, which purchase the Guarantor hereby acknowledges shall benefit the Guarantor, the Guarantor executes and delivers this Trust Securities Guarantee for the benefit of the Holders.

                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

SECTION 1.1       Definitions and Interpretation

In this Trust Securities Guarantee, unless the context otherwise requires:

                  (a) Capitalized terms used in this Trust Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

                  (b) Terms defined in the Declaration as at the date of execution of this Trust Securities Guarantee have the same meaning when used in this Trust Securities Guarantee unless otherwise defined in this Trust Securities Guarantee;

                  (c) A term defined anywhere in this Trust Securities Guarantee has the same meaning throughout;

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                  (d) All references to "the Trust Securities Guarantee" or
         "this Trust Securities Guarantee" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

                  (e) All references in this Trust Securities Guarantee to Articles and Sections are to Articles and Sections of this Trust Securities Guarantee, unless otherwise specified;

                  (f) A term defined in the Trust Indenture Act has the same meaning when used in this Trust Securities Guarantee, unless otherwise defined in this Trust Securities Guarantee or unless the context otherwise requires; and

                  (g) A reference to the singular includes the plural and vice versa.

         "Affiliate" has the same meaning as given to that term in Rule 405 under the Securities Act of 1933, as amended, or any successor rule thereunder,

         "Business Day" means any day other than a Saturday or a Sunday, or a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to remain closed.

         "Commerce Bancorp Common Stock" means shares of Commerce Bancorp, Inc. common stock, par value $1.00 per share.

         "Corporate Trust Office" means the office of the Trust Securities Guarantee Trustee at which the corporate trust business of the Trust Securities Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at 101 Barclay Street, Floor 21 West, New York, New York 10286.

         "Covered Person" means any Holder of Trust Securities.

         "Debentures" means the series of subordinated debt securities of the Guarantor designated the 5.95% Junior Subordinated Convertible Debentures due March 11, 2032 held by the Property Trustee (as defined in the Declaration) of the Issuer.

         "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Trust Securities Guarantee, provided, however, that except with respect to a default in payment of any Guarantee Payment, the Guarantor shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice.

         "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Trust Securities, to the extent not paid or made by the Issuer: (i) any accumulated and unpaid Distributions (as defined in the Declaration) that are required to be paid on the Trust Securities to the extent the Issuer has funds on hand legally available therefor at such time, (ii) the redemption price, including the sum of the liquidation amount of $50 per Trust Security, plus all accumulated and unpaid Distributions to the date of redemption (the "Redemption Price") to the extent the Issuer has funds on hand legally available therefor at such time, with respect to any Trust Securities called for redemption by the Issuer and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Issuer (other than in

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connection with the distribution of the Debentures to the Holders or the redemption or conversion of all Trust Securities), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions on the Trust Securities to the date of payment (the "Liquidation Distribution") to the extent the Issuer has funds on hand legally available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders after satisfying the liabilities owed to the Issuer's creditors as required by applicable law.

         "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Trust Securities; provided, however, that, in determining whether the holders of the requisite percentage of Trust Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Person known to a Responsible Officer of the Trust Securities Guarantee Trustee to be an Affiliate of the Guarantor.

         "Indemnified Person" means the Trust Securities Guarantee Trustee, any Affiliate of the Trust Securities Guarantee Trustee, or any officers, directors, stockholders, members, partners, employees, representatives, nominees, custodians or agents of the Trust Securities Guarantee Trustee.

         "Indenture" means the Indenture dated as of March 11, 2002, among the Guarantor (the "Debenture Issuer") and The Bank of New York as trustee (the "Indenture Trustee"), pursuant to which the Debentures are to be issued to the Property Trustee of the Issuer.

         "Indenture Event of Default" shall mean any event specified in Section
5.01 of the Indenture.

         "Majority in Liquidation Amount of the Trust Preferred Securities" means, except as provided by the Declaration or by the Trust Indenture Act, a vote by Holder(s) of more than 50% of the aggregate liquidation amount of all Trust Preferred Securities.

          "Officers' Certificate" means, with respect to the Guarantor, a certificate signed by any of the Chairman, a Vice Chairman, the Chief Executive Officer, the President, a Vice President, the Comptroller, the Treasurer or an Assistant Treasurer of the Guarantor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Securities Guarantee (other than pursuant to Section 314(d)(4) of the Trust Indenture Act) shall include:

                  (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

                  (b) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (c) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

         "Other Debentures" means all junior subordinated debentures issued by the Guarantor from time to time and sold to any other trust, partnership or other entity affiliated with, established by or to be established by the Guarantor that is a financing vehicle of the Guarantor, if any, in each case similar to the Issuer.

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         "Other Guarantees" means all guarantees to be issued by the Guarantor with respect to capital securities (if any) similar to the Trust Securities issued by any other trust, partnership or other entity affiliated with, established by or to be established by the Guarantor, if any, in each case similar to the Issuer.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Responsible Officer" means, with respect to the Trust Securities Guarantee Trustee, any officer within the Corporate Trust Office of the Trust Securities Guarantee Trustee, including any vice president, any assistant vice president, any assistant secretary, the treasurer, any assistant treasurer or other officer of the Corporate Trust Office of the Trust Securities Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

         "Successor Trust Securities Guarantee Trustee" means a successor Trust Securities Guarantee Trustee possessing the qualifications to act as Trust Securities Guarantee Trustee under Section 4.1.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

         "Trust Securities Guarantee Trustee" means The Bank of New York, a New York banking corporation, until a Successor Trust Securities Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Trust Securities Guarantee and thereafter means each such Successor Trust Securities Guarantee Trustee.

                                   ARTICLE II
                               TRUST INDENTURE ACT

SECTION 2.1       Trust Indenture Act; Application

                  (a) This Trust Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Securities Guarantee and shall, to the extent applicable, be governed by such provisions; and

                  (b) if and to the extent that any provision of this Trust Securities Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

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SECTION 2.2       Lists of Holders of Securities

                  (a) The Guarantor shall provide the Trust Securities Guarantee Trustee (unless the Trust Securities Guarantee Trustee is otherwise the registrar of the Trust Securities) with a list, in such form as the Trust Securities Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of such date, (i) within one Business Day after January 15 and July 15 of each year, and
         (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Trust Securities Guarantee Trustee; PROVIDED, that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Trust Securities Guarantee Trustee by the Guarantor. The Trust Securities Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

                  (b) The Trust Securities Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

SECTION 2.3       Reports by the Trust Securities Guarantee Trustee

         Within 60 days after May 15 of each year, commencing May 15, 2002, the Trust Securities Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Trust Securities Guarantee Trustee shall also comply with the other requirements of
Section 313 of the Trust Indenture Act.

SECTION 2.4       Periodic Reports to the Trust Securities Guarantee Trustee

         The Guarantor shall provide to the Trust Securities Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act, provided that such compliance certificate shall be delivered on or before 120 days after the end of each fiscal year of the Guarantor. Delivery of such reports, information and documents to the Trust Securities Guarantee Trustee is for informational purposes only and the Trust Securities Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Trust Securities Guarantee Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 2.5       Evidence of Compliance with Conditions Precedent

         The Guarantor shall provide to the Trust Securities Guarantee Trustee annually such evidence of compliance with any conditions precedent and covenants, if any, provided for in this Trust Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to
Section 314(c)(1) of the Trust Indenture Act may be given in the form of an Officers' Certificate.

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SECTION 2.6       Events of Default; Waiver

         The Holders of a Majority in Liquidation Amount of Trust Preferred Securities may, by vote, on behalf of all Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Trust Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 2.7       Event of Default; Notice

                  (a) The Trust Securities Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, mail by first-class postage prepaid, to all Holders, notices of all defaults actually known to a Responsible Officer, unless such defaults have been cured before the giving of such notice, provided that, except in the case of default in the payment of any Guarantee Payment, the Trust Securities Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or a Responsible Officer of the Trust Securities Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

                  (b) The Trust Securities Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Trust Securities Guarantee Trustee shall have received written notice from the Guarantor, or a Responsible Officer charged with the administration of this Trust Securities Guarantee shall have obtained actual knowledge, of such Event of Default.

SECTION 2.8       Conflicting Interests

         The Declaration shall be deemed to be specifically described in this Trust Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                   ARTICLE III
                       POWERS, DUTIES AND RIGHTS OF TRUST
                          SECURITIES GUARANTEE TRUSTEE

SECTION 3.1       Powers and Duties of the Trust Securities Guarantee Trustee

                  (a) This Trust Securities Guarantee shall be held by the Trust Securities Guarantee Trustee for the benefit of the Holders, and the Trust Securities Guarantee Trustee shall not transfer this Trust Securities Guarantee to any Person except a Holder exercising his or her rights pursuant to Section 5.4(b) or to a Successor Trust Securities Guarantee Trustee on acceptance by such Successor Trust Securities Guarantee Trustee of its appointment to act as Successor Trust Securities Guarantee Trustee. The right, title and interest of the Trust Securities Guarantee Trustee shall automatically vest in any Successor Trust Securities Guarantee Trustee, and such vesting and succession of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Trust Securities Guarantee Trustee.

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                  (b) If an Event of Default actually known to a Responsible
         Officer has occurred and is continuing, the Trust Securities Guarantee Trustee shall enforce this Trust Securities Guarantee for the benefit of the Holders.

                  (c) The Trust Securities Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Trust Securities Guarantee, and no implied covenants or obligations shall be read into this Trust Securities Guarantee against the Trust Securities Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer, the Trust Securities Guarantee Trustee shall exercise such of the rights and powers vested in it by this Trust Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (d) No provision of this Trust Securities Guarantee shall be construed to relieve the Trust Securities Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) prior to the occurrence of any Event of Default
                  and after the curing or waiving of all such Events of Default that may have occurred:

                                    (A) the duties and obligations of the Trust
                           Securities Guarantee Trustee shall be determined solely by the express provisions of this Trust Securities Guarantee, and the Trust Securities Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Securities Guarantee, and no implied covenants or obligations shall be read into this Trust Securities Guarantee against the Trust Securities Guarantee Trustee; and

                                    (B) in the absence of bad faith on the part
                           of the Trust Securities Guarantee Trustee, the Trust Securities Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trust Securities Guarantee Trustee and conforming to the requirements of this Trust Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trust Securities Guarantee Trustee, the Trust Securities Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Securities Guarantee (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

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                           (ii) the Trust Securities Guarantee Trustee shall not
                  be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trust Securities Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                           (iii) the Trust Securities Guarantee Trustee shall
                  not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in Liquidation Amount of the Trust Preferred Securities at such time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trust Securities Guarantee Trustee, or exercising any trust or power conferred upon the Trust Securities Guarantee Trustee under this Trust Securities Guarantee; and

                           (iv) no provision of this Trust Securities Guarantee
                  shall require the Trust Securities Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Trust Securities Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Trust Securities Guarantee or indemnity, reasonably satisfactory to the Trust Securities Guarantee Trustee, against such risk or liability is not reasonably assured to it.

SECTION 3.2       Certain Rights of Trust Securities Guarantee Trustee

                  (a) Subject to the provisions of Section 3.1:

                           (i) The Trust Securities Guarantee Trustee may
                  conclusively rely, and shall be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                           (ii) Any direction or act of the Guarantor
                  contemplated by this Trust Securities Guarantee may be sufficiently evidenced by an Officers' Certificate.

                           (iii) Whenever, in the administration of this Trust
                  Securities Guarantee, the Trust Securities Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Trust Securities Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

                           (iv) The Trust Securities Guarantee Trustee shall
                  have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or reregistration thereof).

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

                           (v) The Trust Securities Guarantee Trustee may
                  consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Trust Securities Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Securities Guarantee from any court of competent jurisdiction.

                           (vi) The Trust Securities Guarantee Trustee shall be
                  under no obligation to exercise any of the rights or powers vested in it by this Trust Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Trust Securities Guarantee Trustee such security and indemnity, reasonably satisfactory to the Trust Securities Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Trust Securities Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Trust Securities Guarantee Trustee; PROVIDED that, nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Trust Securities Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Trust Securities Guarantee.

                           (vii) The Trust Securities Guarantee Trustee shall
                  not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trust Securities Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                           (viii) The Trust Securities Guarantee Trustee may
                  execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Trust Securities Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                           (ix) Any action taken by the Trust Securities
                  Guarantee Trustee or its agents hereunder shall bind the Holders, and the signature of the Trust Securities Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Trust Securities Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Trust Securities Guarantee, both of which shall be conclusively evidenced by the Trust Securities Guarantee Trustee's or its agent's taking such action.

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

                           (x) Whenever in the administration of this Trust
                  Securities Guarantee the Trust Securities Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Trust Securities Guarantee Trustee (i) may request instructions from the Holders of a Majority in Liquidation Amount of the Trust Preferred Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

                           (xi) The Trust Securities Guarantee Trustee shall not
                  be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Trust Securities Guarantee.

                           (xii) the Trust Securities Guarantee Trustee may
                  request that the Guarantor deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Trust Securities Guarantee, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superceded.

                  (b) No provision of this Trust Securities Guarantee shall be deemed to impose any duty or obligation on the Trust Securities Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Trust Securities Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Trust Securities Guarantee Trustee shall be construed to be a duty.

SECTION 3.3       Not Responsible for Recitals or Issuance of Trust Securities
                  Guarantee

         The recitals contained in this Trust Securities Guarantee shall be taken as the statements of the Guarantor, and the Trust Securities Guarantee Trustee does not assume any responsibility for their correctness. The Trust Securities Guarantee Trustee makes no representation as to the validity or sufficiency of this Trust Securities Guarantee.

                                   ARTICLE IV
                       TRUST SECURITIES GUARANTEE TRUSTEE

SECTION 4.1       Trust Securities Guarantee Trustee; Eligibility

                  (a) There shall at all times be a Trust Securities Guarantee Trustee which shall:

                           (i) not be an Affiliate of the Guarantor; and

                           (ii) be a corporation organized and doing business
                  under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise

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

                  corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this
                  Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                  (b) If at any time the Trust Securities Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Trust Securities Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

                  (c) If the Trust Securities Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Trust Securities Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act, subject to the penultimate paragraph thereof.

SECTION 4.2 Appointment, Removal and Resignation of Trust Securities Guarantee Trustee

                  (a) Subject to Section 4.2(b), the Trust Securities Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except during an Event of Default.

                  (b) The Trust Securities Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Trust Securities Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Trust Securities Guarantee Trustee and delivered to the Guarantor.

                  (c) The Trust Securities Guarantee Trustee shall hold office until a Successor Trust Securities Guarantee Trustee shall have been appointed or until its removal or resignation. The Trust Securities Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Trust Securities Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Trust Securities Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Trust Securities Guarantee Trustee and delivered to the Guarantor and the resigning Trust Securities Guarantee Trustee.

                  (d) If no Successor Trust Securities Guarantee Trustee shall have been appointed and accepted appointment as provided in this
         Section 4.2 within 60 days after delivery to the Guarantor of an instrument of removal or resignation, the Trust Securities Guarantee Trustee resigning or being removed may, at the expense of the Guarantor, petition any court of competent jurisdiction for appointment of a Successor Trust Securities Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Trust Securities Guarantee Trustee.

                  (e) No Trust Securities Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Trust Securities Guarantee Trustee.

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

                  (f) Upon termination of this Trust Securities Guarantee or removal or resignation of the Trust Securities Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Trust Securities Guarantee Trustee all amounts due to the Trust Securities Guarantee Trustee accrued to the date of such termination, removal or resignation.

SECTION 4.3       Compensation and Reimbursement

                  (a) The Guarantor agrees:

                           (i) to pay the Trust Securities Guarantee Trustee
                  from time to time such reasonable compensation as the Guarantor and the Trust Securities Guarantee Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation will not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

                           (ii) except as otherwise expressly provided herein,
                  to reimburse the Trust Securities Guarantee Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trust Securities Guarantee Trustee in accordance with any provision of this Guarantee (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct.

                  (b) The provisions of this Section shall survive the termination of this Trust Securities Guarantee and the removal or resignation of the Trust Securities Guarantee Trustee.

                                    ARTICLE V
                                    GUARANTEE

SECTION 5.1       Guarantee

         The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders. Notwithstanding the foregoing, in the case of an Indenture Event of Default by the Debenture Issuer (as defined in the Declaration), then the Guarantor will not pay any Distribution, Redemption Price or Liquidation Distribution to the holders of the Trust Common Securities until making payment in full and in cash of all accumulated and unpaid Distributions to holders of the outstanding Trust Preferred Securities for all distribution periods terminating on or prior thereto, and in the case of payment of the Redemption Price or a Liquidation Distribution, the full amount of the Redemption Price or Liquidation Distribution to holders of the outstanding Trust Preferred Securities then called for redemption or liquidation.

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

SECTION 5.2       Waiver of Notice and Demand

         The Guarantor hereby waives notice of acceptance of this Trust Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.3       Obligations Not Affected

         The obligations, covenants, agreements and duties of the Guarantor under this Trust Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Trust Securities to be performed or observed by the Issuer;

                  (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution (as defined in Annex I of the Declaration) or any other sums payable under the terms of the Trust Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Trust Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures permitted by the Indenture);

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Trust Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                  (e) any invalidity of, or defect or deficiency in, the Trust Securities;

                  (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred;

                  (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor with respect to the Guarantee Payments shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

No setoff, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature that the Guarantor has or may have against any Holder (except the defense of payment to such Holder) shall be available hereunder to the Guarantor against such Holder to reduce the payments to it under this Trust Securities Guarantee.

SECTION 5.4       Rights of Holders

                  (a) The Holders of a Majority in Liquidation Amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trust Securities Guarantee Trustee in respect of this Trust Securities Guarantee or exercising any trust or power conferred upon the Trust Securities Guarantee Trustee under this Trust Securities Guarantee, except that the Trust Securities Guarantee Trustee may refuse to follow any direction it believes is unjustly prejudicial to other holders not taking part in the direction, is unlawful, or would subject the Trust Securities Guarantee Trustee to personal liability.

                  (b) Any Holder may institute a legal proceeding directly against the Guarantor to enforce the Trust Securities Guarantee Trustee's rights under this Trust Securities Guarantee, without first instituting a legal proceeding against the Issuer, the Trust Securities Guarantee Trustee or any other person or entity. The Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

SECTION 5.5       Guarantee of Payment

         This Trust Securities Guarantee creates a guarantee of payment and not of collection. If an event of default exists with respect to the Debentures that is attributable to the Guarantor's failure to pay principal of or an interest payment on the Debentures on a payment date, then any Holder may institute a direct action against the Guarantor pursuant to the terms of the Indenture for enforcement of payment to that Holder of the principal of or interest on such Debentures having a principal amount equal to the aggregate liquidation amount of the Trust Securities of the Holder.

SECTION 5.6       Subrogation

         The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Trust Securities Guarantee; PROVIDED, HOWEVER, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Trust Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Trust Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 5.7       Independent Obligations

         The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Trust Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Trust Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.

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

                                   ARTICLE VI
                    LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1       Limitation of Transactions

         So long as any Trust Securities remain outstanding, the Guarantor shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Guarantor's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, or repay, repurchase or redeem any debt securities of the Guarantor (including any Other Debentures) that rank pari passu with or junior in right of payment to the Debentures or (iii) make any guarantee payments with respect to any guarantee by the Guarantor of the debt securities of any subsidiary of the Guarantor (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Debentures (other than (a) dividends or distributions in shares of, or options, warrants, rights to subscribe for or purchase shares of, common stock of the Guarantor, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Trust Securities Guarantee, (d) a reclassification of the Guarantor's capital stock or the exchange or conversion of one class or series of the Guarantor's capital stock for another series of the Guarantor's capital stock, (e) the purchase of fractional shares resulting from a reclassification of the Guarantor's capital stock, (f) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (g) purchases of common stock related to the issuance of common stock or rights under any of the Guarantor's benefit plans for its directors, officers or employees or any of the Guarantor's dividend reinvestment plans) if at such time (i) there shall have occurred any event that would be an Indenture Event of Default, (ii) if such Debentures are held by the Property Trustee, the Guarantor shall be in default with respect to its payment of any obligations under this Trust Securities Guarantee or (iii) the Guarantor shall have given notice of its election of the exercise of its right to extend the interest payment period pursuant to Section 16.01 of the Indenture and any such extension shall be continuing.

SECTION 6.2       Ranking

         This Trust Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to Senior Indebtedness (as defined in the Indenture), to the same extent and in the same manner that the Debentures are subordinated to Senior Indebtedness pursuant to the Indenture, (ii) pari passu with the Debentures, the Other Debentures and any Other Guarantee, and (iii) senior to the Guarantor's capital stock.

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

                                   ARTICLE VII
                                   TERMINATION

SECTION 7.1       Termination

         This Trust Securities Guarantee shall terminate (i) upon full payment of the Redemption Price (as defined in Annex I of the Declaration) of all outstanding Trust Preferred Securities, (ii) upon liquidation of the Issuer, the full payment of the amounts (including all accrued and unpaid interest and other amounts) payable in accordance with the Declaration, (iii) the distribution of the Debentures to the Holders and the holders of Trust Common Securities or (iv) the distribution of Commerce Bancorp Common Stock upon conversion of all outstanding Trust Securities. Notwithstanding the foregoing, this Trust Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid under the Trust Securities or under this Trust Securities Guarantee.

                                  ARTICLE VIII
                                 INDEMNIFICATION

SECTION 8.1       Exculpation

                  (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Trust Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Trust Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

                  (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

SECTION 8.2       Indemnification

         The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense incurred, including taxes (other than taxes based upon the income of the Trust Guarantee Trustee), without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Trust Securities Guarantee and the resignation or removal of the Trust Securities Guarantee Trustee.

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

                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.1       Successors and Assigns

         All guarantees and agreements contained in this Trust Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders then outstanding.

SECTION 9.2       Amendments

         Except with respect to any changes that do not materially adversely affect the rights of Holders (in which case no consent of Holders will be required), this Trust Securities Guarantee may only be amended with the prior approval of the Holders of a Majority in Liquidation Amount of the Trust Preferred Securities. The provisions of the Declaration with respect to consents to amendments thereof (whether at a meeting or otherwise) shall apply to the giving of such approval.

SECTION 9.3       Notices

         All notices provided for in this Trust Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, faxed or mailed by first class mail, as follows:

                  (a) If given to the Issuer, in care of the Administrative Trustee, at the Issuer's mailing address set forth below (or such other address as the Issuer may give notice of to the Holders and the Trust Securities Guarantee Trustee):

                      Commerce Capital Trust II
                      c/o Commerce Bancorp, Inc.
                      Commerce Atrium, 1701 Route 70 East
                      Cherry Hill, New Jersey 08034-5400
                      Attention: C. Edward Jordan, Jr., Executive Vice President
                      Fax: (856) 751-9260

                  (b) If given to the Trust Securities Guarantee Trustee, at the Trust Securities Guarantee Trustee's mailing address set forth below (or such other address as the Trust Securities Guarantee Trustee may give notice of to the Holders and the Issuer):

                      The Bank of New York
                      Corporate Trust Division
                      101 Barclay Street
                      Floor 21 West
                      New York, NY  10286
                      Attention:  Corporate Trust Administration
                      Fax:  (212) 896-7299

                  (c) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders and the Trust Securities Guarantee Trustee):

                      Commerce Bancorp, Inc.
                      Commerce Atrium, 1701 Route 70 East
                      Cherry Hill, New Jersey 08034-5400
                      Attention: C. Edward Jordan, Jr., Executive Vice President
                      Fax: (856) 751-9260

                  (d) If given to any Holder, at the address set forth on the books and records of the Issuer.

         All such notices shall be deemed to have been given when received in person, faxed with receipt confirmed, or mailed by first-class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 9.4       Benefit

         This Trust Securities Guarantee is solely for the benefit of the Holders and, subject to Section 3.1(a), is not separately transferable from the Trust Securities.

SECTION 9.5       Governing Law

THIS TRUST SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.


THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.

                      COMMERCE BANCORP, INC., as Guarantor


                      By:  /s/ Vernon W. Hill, II
                      -------------------------------
                      Name:  Vernon W. Hill, II
                      Title:   Chairman and President

                     THE BANK OF NEW YORK, as Trust Securities Guarantee Trustee


                     By: /s/ Marie E. Trimboli
                      -------------------------------
                     Name: Marie E. Trimboli
                     Title: Assistant Vice President



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